FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PINNACLE FINANCIAL PARTNERS, INC. ANNOUNCES $100 MILLION SHARE REPURCHASE PROGRAM

NASHVILLE, TN, November 13, 2018 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today announced that its board of directors has authorized the repurchase of up to $100 million of the Company’s common stock.
"Though we are announcing this repurchase program and will be opportunistic in its implementation, we remain committed to our strategy of aggressively hiring experienced bankers throughout our markets and growing our earning assets, particularly within our C&I lending operations in the Carolinas and Virginia,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “We believe in the effectiveness of our business model and that our strategy should lead to outsized growth in tangible book value and earnings. Consequently, we have long held a bias against a repurchase program. However, given the current market dynamics, this provides us an effective tool as we continue to focus on delivering value for our shareholders."
Repurchases of the Company’s common stock will be made in accordance with applicable laws and may be made at management’s discretion from time to time in the open market, through privately negotiated transactions or otherwise. The board authorized the repurchase program to remain in effect through Dec. 31, 2019, unless the entire repurchase amount has been acquired before that date. The Company intends to fund the program with a combination of cash on hand, cash generated from operations and borrowings under the Company’s $75 million line of credit, under which there were no borrowings as of Sept. 30, 2018.
The share repurchase program may be extended, modified, amended, suspended or discontinued at any time at the Company’s discretion and does not commit the Company to repurchase shares of its common stock. The actual timing, number and value of the shares to be purchased under the program will be determined by the Company at its discretion and will depend on a number of factors, including the performance of the Company's stock price, the Company’s ongoing capital planning considerations, general market and other conditions, applicable legal requirements and compliance with the terms of the Company’s outstanding indebtedness.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The firm is the No. 1 bank in the Nashville-Murfreesboro-Franklin MSA, according to 2018 deposit data from the FDIC. Pinnacle earned a place on FORTUNE’s 2017 and 2018 lists of the 100 Best Companies to Work For in the U.S., and American Banker recognized Pinnacle as one of America’s Best Banks to Work For six years in a row.
The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $24.6 billion in assets as of Sept. 30, 2018. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in 11 primarily urban markets in Tennessee, the Carolinas and Virginia.

Additional information concerning Pinnacle, which is included in the Nasdaq Financial-100 Index, can be accessed at www.pnfp.com.

Forward-Looking Statements
All statements, other than statements of historical fact, included in this release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "aim," "anticipate," "intend," "may", "should," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (iii) the inability of Pinnacle Financial, or entities in which it has significant investments, like Bankers Healthcare Group, LLC (BHG), to maintain the historical growth rate of its, or such entities', loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) the impact of competition with other financial institutions, including pricing pressures (including those resulting from the Tax Cuts and Jobs Act) and the resulting impact on Pinnacle Financial’s results, including as a result of compression to net interest margin; (vii) greater than anticipated adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout Tennessee, North Carolina, South Carolina and Virginia, particularly in commercial and residential real estate markets; (viii) fluctuations or unanticipated changes in interest rates on loans or deposits or that affect the yield curve; (ix) the results of regulatory examinations; (x) a merger or acquisition; (xi) risks of expansion into new geographic or product markets; (xii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including goodwill or intangible assets; (xiii) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank as quickly as anticipated or at all), to retain financial advisors (including as a result of the competitive environment resulting from the Tax Cuts and Jobs Act) or otherwise to attract customers from other financial institutions; (xiv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xv) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives, particularly if Pinnacle Financial's level of applicable commercial real estate loans exceed percentage levels of total capital in guidelines recommended by its regulators; (xvi) risks associated with litigation, including the applicability of insurance coverage; (xvii) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xviii) the vulnerability of Pinnacle Bank's network and online banking portals, and the systems of parties with whom Pinnacle Financial contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xix) the possibility of increased compliance costs or other operational expenses as a result of increased regulatory oversight, including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients; (xx) the risks associated with Pinnacle Financial and Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company if not prohibited from doing so by Pinnacle Financial or Pinnacle Bank; (xxi) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xxii) the availability and access to capital; (xxiii) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions; and (xxiv) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.
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